Exhibit 99

CBS CORPORATION REPORTS FIRST QUARTER 2016 RESULTS
Revenues Up 10% to $3.85 Billion
Operating Income Up 14% to an All-Time High of $821 Million
Diluted EPS Up 31% to an All-Time High of $1.02

NEW YORK, May 3, 2016 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the first quarter of 2016, including quarterly records for operating income and diluted earnings per share.
“CBS delivered a spectacular quarter as we continue to execute on our strategy of creating and distributing the content that audiences have to have,” said Leslie Moonves, Chairman and Chief Executive Officer, CBS Corporation. “We had double-digit revenue growth, and we set records in all key profit measures, with EPS coming in above a dollar for the first time in our Company’s history. Advertising was extremely strong, growing 31% overall and 49% at the CBS Television Network, where we are on track to win the season in adults 25-54 and adults 18-49, as well as in viewers for the 13th time in 14 years. Looking ahead, we are in a very enviable position for this year’s Upfront, given the ongoing strength of our primetime lineup and a robust advertising marketplace. Plus, advertising is poised for even more growth in the back half of the year as political spending ramps up. Our high-margin, nonadvertising revenue streams are also on the rise, led by retransmission consent fees and reverse compensation, which are expected to surpass $1 billion this year. At the same time, our subscription streaming services, CBS All Access and Showtime over-the-top, are reaching new and younger audiences and are beginning to make a meaningful contribution to our results. As we grow our Company on the strength of our premium content, we are also moving forward with our initiative to separate our radio business, which will unlock value for shareholders and further diversify our revenue streams. So across the board, we are turning in record results while we position the Company for long-term growth. It clearly continues to be a terrific time to be a CBS investor.”

First Quarter 2016 Results
Revenues for the first quarter of 2016 increased 10% to $3.85 billion from $3.50 billion during the same prior-year period. Advertising revenues grew 31%, driven by the CBS Television Network’s broadcast of Super Bowl 50 and additional National Football League (“NFL”) games, as well as a 12% increase in underlying network advertising. Affiliate and subscription fee revenues rose 15%, driven by 42% growth in retransmission revenues and fees from CBS Television Network affiliated stations, as well as revenues from new digital distribution platforms. Content licensing and distribution revenues declined 29%, reflecting the timing of domestic and international television licensing sales.
For the first quarter of 2016, operating income of $821 million grew 14% from $721 million for the same prior-year period, and adjusted operating income of $812 million was up 16% from $702 million. In both cases, the increases reflected the Company’s first-quarter revenue growth.
Net earnings of $473 million for the first quarter of 2016 rose 20% from $394 million for the first quarter of 2015, and adjusted net earnings of $474 million grew 21% from $391 million in the same prior-year period. The increases were driven by the Company’s higher operating income and lower losses from foreign exchange rate changes.
Diluted earnings per share (“EPS”) for the first quarter of 2016 rose to $1.02 compared with $.78 for the same quarter in 2015, and adjusted EPS grew to $1.02 from $.77. Weighted average shares outstanding were 464 million in this year’s first quarter, down from 506 million in the prior-year period, mainly as a result of the Company’s ongoing share repurchase program.
The first quarter of 2016 and 2015 included discrete items, primarily gains from the sales of Internet businesses in China during each of the quarters, which have been excluded from adjusted results. Adjusted net earnings and adjusted EPS for the first quarter of 2016 also exclude a write-down of an international equity investment to its fair value.

Free Cash Flow, Balance Sheet and Liquidity
For the first quarter of 2016, free cash flow was $990 million, up from $400 million in the same prior-year period, and cash flows from operating activities were $1.03 billion compared with $417 million. These increases were primarily driven by growth in underlying advertising revenue and affiliate and subscription fees. The cash flow increases also reflect the benefit from additional NFL games broadcast on CBS in 2016, including Super Bowl 50, while the related program rights are paid to the NFL in other periods.
During January 2016, the Company repaid its $200 million of outstanding 7.625% senior debentures upon maturity.
Repurchase of Company Stock
During the first quarter of 2016, the Company repurchased 10.3 million shares of its Class B Common Stock for $500 million, leaving $1.50 billion of authorization remaining under the Company’s share repurchase program at March 31, 2016. The Company expects to complete its share repurchase program by the end of 2016, subject to market conditions.
Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type, operating income (loss) excluding restructuring charges, impairment charges, and other operating items, net by segment (“Segment Operating Income”), and depreciation and amortization by segment for the three months ended March 31, 2016, and 2015.

	Three Months Ended
	March 31,
Revenues by Segment	2016	2015
Entertainment	$2,587	$2,261
Cable Networks	525	539
Publishing	145	145
Local Broadcasting	649	596
Eliminations	(57)	(41)
Total Revenues	$3,849	$3,500

	Three Months Ended
	March 31,
Revenues by Type	2016	2015
Advertising	$2,342	$1,784
Content licensing and distribution	729	1,028
Affiliate and subscription fees	722	628
Other	56	60
Total Revenues	$3,849	$3,500

	Three Months Ended
	March 31,
Segment Operating Income (Loss)	2016	2015
Entertainment	$449	$346
Cable Networks	228	251
Publishing	13	12
Local Broadcasting	206	161
Corporate	(84)	(68)
Adjusted Operating Income	812	702
Other operating items, net	9	19
Total Operating Income	$821	$721

	Three Months Ended
	March 31,
Depreciation and Amortization	2016	2015
Entertainment	$30	$32
Cable Networks	6	6
Publishing	1	1
Local Broadcasting	19	21
Corporate	8	8
Total Depreciation and Amortization	$64	$68

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, CBS Interactive, and CBS Films)
Entertainment revenues rose 14% to $2.59 billion for the first quarter of 2016 compared with $2.26 billion for the same prior-year period. Advertising revenues for the CBS Television Network grew 49%, driven by the broadcast of Super Bowl 50 and additional NFL games as well as 12% growth in underlying advertising. Additionally, affiliate and subscription fees grew 67% for the first quarter. These increases were partially offset by lower content licensing and distribution revenues as the first quarter of 2015 benefited from significant domestic licensing sales of NCIS and CSI.
Entertainment operating income for the first quarter of 2016 was $449 million, up 30% from $346 million for the same prior-year period, driven by revenue growth.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues for the first quarter of 2016 were $525 million compared with $539 million for the same prior-year period, which included the initial benefit from a significant multiyear licensing agreement with Bell Media in Canada. Revenue growth from new digital distribution platforms partially offset the decline.
Cable Networks operating income for the first quarter of 2016 was $228 million compared with $251 million for the same prior-year period, primarily reflecting lower international licensing revenues and incremental costs associated with the 2016 series premiere of Billions on Showtime.
Publishing (Simon & Schuster)
Publishing revenues of $145 million for the first quarter of 2016 were even with the same prior-year period. Digital revenues represented 28% of Publishing’s total revenues for the first quarter of 2016. Best-selling titles included Lady Midnight: The Dark Artifices by Cassandra Clare and As Time Goes By by Mary Higgins Clark.
Publishing operating income of $13 million for the first quarter of 2016 grew from $12 million in the first quarter of 2015, primarily reflecting lower production and selling costs.

Local Broadcasting (CBS Television Stations and CBS Radio)
Local Broadcasting revenues of $649 million for the first quarter of 2016 were up 9% from $596 million in the same prior-year period. The growth was the result of an 18% increase at CBS Television Stations, reflecting the broadcast of Super Bowl 50 on CBS, higher political advertising sales, and growth in retransmission revenues. These increases were partially offset by lower radio revenues, which decreased 2%.
Local Broadcasting operating income for the first quarter of 2016 increased 28% to $206 million from $161 million for the same prior-year period. The increase was driven by higher revenues as well as lower expenses as a result of restructuring activities the Company put in place to create efficiencies.
Corporate
Corporate expenses for the first quarter of 2016 increased $16 million to $84 million from $68 million for the same prior-year period, mainly because of higher pension and other employee-related costs.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), CBS Television Studios, CBS Global Distribution Group (CBS Studios International and CBS Television Distribution), CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the ability to achieve the separation of the Company’s radio business on terms that the Company finds acceptable; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s programming; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and	Executive Vice President, Corporate Finance and
Chief Communications Officer	Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	David Bank
Executive Vice President of Communications	Senior Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015

Revenues	$3,849	$3,500
Operating income	821	721
Interest expense	(100)	(93)
Interest income	7	5
Other items, net	(3)	(23)
Earnings before income taxes	725	610
Provision for income taxes	(231)	(203)
Equity in loss of investee companies, net of tax	(21)	(13)
Net earnings	$473	$394

Basic net earnings per common share	$1.03	$.79

Diluted net earnings per common share	$1.02	$.78

Weighted average number of common shares outstanding:
Basic	459	498
Diluted	464	506

Dividends per common share	$.15	$.15

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	March 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$411	$323
Receivables, net	3,678	3,628
Programming and other inventory	822	1,271
Prepaid expenses and other current assets	623	525
Total current assets	5,534	5,747
Property and equipment	3,248	3,243
Less accumulated depreciation and amortization	1,872	1,838
Net property and equipment	1,376	1,405
Programming and other inventory	2,023	1,957
Goodwill	6,533	6,481
Intangible assets	5,509	5,514
Other assets	2,526	2,661
Total Assets	$23,501	$23,765

Liabilities and Stockholders’ Equity
Accounts payable	$196	$192
Participants’ share and royalties payable	987	1,013
Program rights	520	374
Current portion of long-term debt	23	222
Accrued expenses and other current liabilities	1,658	1,759
Total current liabilities	3,384	3,560
Long-term debt	8,226	8,226
Other liabilities	6,340	6,344
Liabilities of discontinued operations	68	72
Total Stockholders’ Equity	5,483	5,563
Total Liabilities and Stockholders’ Equity	$23,501	$23,765

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three Months Ended
	March 31,
	2016	2015
Operating Activities:
Net earnings	$473	$394
Adjustments to reconcile net earnings to net cash flow provided by operating activities:
Depreciation and amortization	64	68
Stock-based compensation	43	46
Equity in loss of investee companies, net of tax and distributions	22	13
Change in assets and liabilities, net of investing and financing activities	426	(104)
Net cash flow provided by operating activities	1,028	417
Investing Activities:
Acquisitions	(50)	(1)
Capital expenditures	(38)	(17)
Investments in and advances to investee companies	(32)	(39)
Proceeds from dispositions	29	59
Other investing activities	(7)	3
Net cash flow (used for) provided by investing activities from continuing operations	(98)	5
Net cash flow used for investing activities from discontinued operations	—	(3)
Net cash flow (used for) provided by investing activities	(98)	2
Financing Activities:
Repayments of short-term debt borrowings, net	—	(616)
Proceeds from issuance of senior notes	—	1,178
Repayment of senior debentures	(200)	—
Payment of capital lease obligations	(4)	(4)
Dividends	(73)	(80)
Purchase of Company common stock	(533)	(1,049)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(46)	(82)
Proceeds from exercise of stock options	6	80
Excess tax benefit from stock-based compensation	8	57
Net cash flow used for financing activities	(842)	(516)
Net increase (decrease) in cash and cash equivalents	88	(97)
Cash and cash equivalents at beginning of period	323	428
Cash and cash equivalents at end of period	$411	$331

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following table sets forth the Company’s Adjusted Operating Income for the three months ended March 31, 2016 and 2015. The Company defines “Adjusted Operating Income” as operating income excluding restructuring charges, impairment charges, and other operating items, net, where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income”. The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with FASB guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance because they provide a link between profitability and operating cash flow. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry, and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings.

	Three Months Ended March 31,
	2016	2015
Adjusted Operating Income	$812	$702
Other operating items, net	9	19
Operating income	821	721
Interest expense	(100)	(93)
Interest income	7	5
Other items, net	(3)	(23)
Earnings before income taxes	725	610
Provision for income taxes	(231)	(203)
Equity in loss of investee companies, net of tax	(21)	(13)
Net earnings	$473	$394

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow

The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by (used for) operating activities to free cash flow:

	Three Months Ended
	March 31,
	2016	2015
Net cash flow provided by operating activities	$1,028	$417
Capital expenditures	(38)	(17)
Free cash flow	$990	$400
The following table presents a summary of the Company’s cash flows:

	Three Months Ended
	March 31,
	2016	2015
Net cash flow provided by operating activities	$1,028	$417
Net cash flow (used for) provided by investing activities	$(98)	$2
Net cash flow used for financing activities	$(842)	$(516)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
2016 and 2015 Adjusted Results
The following tables reconcile adjusted financial results to the reported results included in this earnings release. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management; provides a clearer perspective on the underlying performance of the Company; makes it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry; and adjusting each period’s results on the same basis makes it easier to compare the Company’s year-over-year results.

	Three Months Ended March 31, 2016
	2016 Reported	Other Operating Items (a)	Write-down of Investment (b)	2016 Adjusted
Revenues	$3,849	$—	$—	$3,849

Operating income	821	(9)	—	812
Operating income margin (c)	21%			21%
Interest expense	(100)	—	—	(100)
Interest income	7	—	—	7
Other items, net	(3)	—	—	(3)
Earnings before income taxes	725	(9)	—	716
Provision for income taxes	(231)	4	—	(227)
Effective income tax rate	31.9%			31.7%

Equity in loss of investee companies, net of tax	(21)	—	6	(15)
Net earnings	$473	$(5)	$6	$474
Diluted EPS	$1.02	$(.01)	$.01	$1.02
Diluted weighted average number of common shares outstanding	464			464

	Three Months Ended March 31, 2015
	2015 Reported	Other Operating Items (a)	2015 Adjusted
Revenues	$3,500	$—	$3,500

Operating income	721	(19)	702
Operating income margin (c)	21%		20%
Interest expense	(93)	—	(93)
Interest income	5	—	5
Other items, net	(23)	—	(23)
Earnings before income taxes	610	(19)	591
Provision for income taxes	(203)	16	(187)
Effective income tax rate	33.3%		31.6%

Equity in loss of investee companies, net of tax	(13)	—	(13)
Net earnings	$394	$(3)	$391
Diluted EPS	$.78	$(.01)	$.77
Diluted weighted average number of common shares outstanding	506		506
(a) Reflects gains on the sales of Internet businesses in China. 2016 also includes a multiyear, retroactive impact of a new operating tax.
(b) Reflects the write-down of an international television joint venture to its fair value.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.